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                                                                         EXHIBIT

                             JOINT FILING AGREEMENT
                         (Pursuant to Rule 13d-1(k)1))

The undersigned hereby agree that the statement on Schedule 13G to which this agreement is attached is, and any amendment thereto will be, filed with the Securities and Exchange Commission on behalf of each of the undersigned. This agreement may be executed in any number of counterparts, each of which shall be deemed an original but all together shall constitute one and the same agreement.

Date:  November 12, 1998

                                             /s/ BURTON FRIEDLANDER

                                         -----------------------------------
                                             BURTON FRIEDLANDER





                                        FRIEDLANDER INTERNATIONAL LIMITED

                                    BY FRIEDLANDER CAPITAL MANAGEMENT
                                         CORPORATION, GENERAL PARTNER

                              BY  /s/ BURTON FRIEDLANDER
                                ----------------------------------------------
                            BURTON FRIEDLANDER, Chief Executive Officer